UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/11/2013

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2013, The Pep Boys - Manny, Moe & Jack (the "Company") appointed Christopher J. Adams, 45, as its new Senior Vice President - Store Operations.

From November 2010 through February 2013, Mr. Adams served as Chief Operating Officer of CarGroup Holdings LLC d/b/a webuyanycar.com. From July 2008 to September 2010, Mr. Adams served as Chief Operating Officer of Holland Partners, a developer and manager of multifamily communities. From November 2006 to July 2008, Mr. Adams served as Chief Operating Officer of The BabyPlus Company, a manufacturer and distributor of a prenatal education system.    Mr. Adams began his career at Enterprise Rent-A-Car, where he progressed from a management trainee to becoming one of the executives selected to open up and lead Enterprise's U.K. operations.

Mr. Adams will (i) be paid a base salary of $350,000, (ii) be eligible to earn a target annual bonus, pursuant to the terms of the Company's Annual Incentive Bonus Plan, equal to 45% of his base salary upon the achievement of certain predetermined corporate objectives and (iii) participate in the Company's other incentive and welfare and benefit plans made available to executives. As an inducement to join the Company, Mr. Adams will receive restricted stock units valued at $70,000 and a $150,000 cash signing bonus.

As an executive officer of the Company, Mr. Adams will enter into the Company's form of Change of Control and Non Competition Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: March 11, 2013	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary